Wealthfront Reports Fiscal Third Quarter 2026 Results
with Record Total Revenue of $93.2 Million and Net Income of $30.9 Million

Revenue up 16% to a record $93.2 million
Net income of $30.9 million with a Net income margin of 33%
Total Platform Assets up 21% to a record $92.8 billion
Adjusted EBITDA1 up 24% to $43.8 million with an Adjusted EBITDA margin1 of 47%

Palo Alto, CA - January 12, 2026 - Wealthfront Corporation (Nasdaq: WLTH), a tech-driven financial platform helping digital natives turn their savings into wealth, announced financial results for its fiscal third quarter ended October 31, 2025.

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David Fortunato - CEO, President & Director: “We continued to execute in our core business driving Platform Assets to a record at quarter-end amidst a dynamic macro environment. This included the best quarter in net cross account transfers from Cash Management to Investment Advisory in the company’s history. We achieved this while accelerating the pace of product innovation including the launch of Nasdaq-100 Direct and the origination of our first home mortgage.”

Alan Imberman - CFO & Treasurer: “Our fiscal third quarter results highlighted the purposeful balance of the business model between Cash Management and Investment Advisory. We drove profitable growth and another quarter of strong free cash flow generation, while also improving our liquidity profile by increasing the capacity on our revolving credit facility from $50 million to $250 million.”

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Fiscal Third Quarter 2026 Results Summary

	Three Months Ended October 31,			Nine Months Ended October 31,
($ in thousands, except per share amounts)	2025	2024	% change	2025	2024	% change
GAAP
Total revenue	$93,220	$80,309	16%	$268,857	$226,179	19%
Net income	30,901	30,046	3%	91,589	162,355	(44)%
Net income margin (%)	33%	37%		34%	72%
Diluted earnings per common share	$0.21	$0.22	(5)%	$0.64	$1.08	(41)%
Net cash provided by operating activities	41,479	35,158	18%	118,884	103,235	15%
Operating cash flow conversion (%)	134%	117%		130%	64%
Non-GAAP[1]
Adjusted EBITDA	$43,813	$35,273	24%	$126,479	$106,486	19%
Adjusted EBITDA margin (%)	47%	44%		47%	47%
Free cash flow	41,280	34,071	21%	118,053	98,338	20%
Free cash flow conversion (%)	94%	97%		93%	92%
1 Non-GAAP measure. Wealthfront’s reasons for use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document in the section labeled ‘Non-GAAP Reconciliations’.

F3Q26 Financial Highlights
•Quarterly total revenue of $93.2 million increased 16% year-over year primarily driven by Total Platform Assets of $92.8 billion, which were up 21% year-over-year. This includes Cash Management Assets of $47.0 billion, which were up 14% year-over-year, and Investment Advisory Assets of $45.8 billion, which were up 31% year-over-year. Total Platform Asset growth included Total Net Deposits of $1.6 billion in the quarter.
•Funded Clients of 1.38 million grew 20% year-over-year.
•GAAP expenses of $61.8 million increased 21% year-over-year primarily due to higher share-based compensation and product development expense, partially offset by lower marketing expense. Adjusted operating expenses of $53.7 million increased 11% year-over-year due to higher product development expense, partially offset by lower marketing expense.
•GAAP net income of $30.9 million increased 3% year-over-year. GAAP net income margin was 33%, compared to 37% for the three months ended October 31, 2024, with the decrease driven in part by a GAAP tax benefit realized in the prior year quarter.
•GAAP diluted EPS for the three months ended October 31, 2025 was $0.21, down year-over-year compared to $0.22 for the three months ended October 31, 2024 as higher GAAP net income was more than offset by a higher average diluted sharecount.
•Adjusted EBITDA1 of $43.8 million grew 24% year-over-year. Adjusted EBITDA margin1 was 47%, compared to 44% for the three months ended October 31, 2024.
•Net cash provided by operating activities was $41.5 millon and Free cash flow1 was $41.3 million. Free cash flow conversion ratio1 was 94% for the three months ended October 31, 2025 and 93% in the nine months ended October 31, 2025.
F3Q26 Business Highlights
•Originated the company’s first home mortgage in the quarter with a broader intention to offer clients access to low, transparent rates and no hidden fees. Wealthfront now has state licenses that cover the states of residence for the majority of its clients and began a measured rollout in the fiscal fourth quarter, initially to clients in Colorado.
•Launched Nasdaq-100 Direct, the first-ever product to offer retail investors tax savings from tax-loss harvesting in combination with tracking the Nasdaq-100 Index®. Nasdaq-100 Direct allows investors to turn market volatility into a tax-saving opportunity and is currently available for a 0.12% annual advisory fee.
•Generated the best quarter of net cross account transfers from Cash Management to Investment Advisory in the company’s history, highlighting the balanced nature of the business and the enhanced breadth of Investment Advisory products available to clients.
•Introduced free instant wire transfers, further bolstering the attractiveness of the Cash Management account that already provides an industry-leading annual percentage yield (APY) on as little as $1 and with $0 in account fees, up to $8 million in FDIC insurance for individual accounts and up to $16 million for joint accounts through our program banks, free instant withdrawals, and paycheck access up to two days early, among other features.
1 Non-GAAP measure. Wealthfront’s reasons for use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document in the section labeled ‘Non-GAAP Reconciliations’.

Conference Call
Wealthfront’s executive management team will host a live audio webcast beginning at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today to discuss the quarter’s financial results and business highlights. The live webcast as well as the earnings press release and earnings presentation can be found at https://ir.wealthfront.com. Following the call, a replay of the webcast will be available on the Wealthfront Investor Relations website.

About Wealthfront
Wealthfront is a tech-driven financial platform helping digital natives turn their savings into wealth. Since pioneering the automated investing category in 2011, the company has grown into a leading consumer fintech that helps clients achieve their financial goals with innovative saving, investing, borrowing, and lending products. Wealthfront’s expanding suite of high-quality, low-cost offerings helps digital natives earn more on their savings, borrow at lower rates, and keep more of their returns. To learn more and get started, visit www.wealthfront.com or download the Wealthfront app.

Contacts
Investors: ir@wealthfront.com

Press: press@wealthfront.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding Wealthfront’s future operating results and financial condition, its business strategy and plans, market growth, and its objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements.
These forward-looking statements are made as of the date they were first issued and are based on information available to Wealthfront together with Wealthfront’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Wealthfront’s control. Wealthfront’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Further information on potential risks that could affect actual results is included in Wealthfront’s most recent filings with the Securities and Exchange Commission (the “SEC”), including in the final prospectus Wealthfront filed with the SEC pursuant to Rule 424(b), dated December 11, 2025, copies of which may be obtained by visiting Wealthfront’s Investor Relations website at https://ir.wealthfront.com or the SEC's website at https://www.sec.gov. Past performance is not necessarily indicative of future results. Wealthfront undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should not be relied upon as representing Wealthfront’s views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources, and assess our performance. In addition to total revenue, net income and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”). Adjusted EBITDA is defined as net income, excluding: (i) interest expenses, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) change in fair value of the convertible note, warrant liabilities, and SAFEs, and (vi) nonrecurring expenses, if any. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Incremental Adjusted EBITDA margin as the year-over-year change in Adjusted EBITDA divided by the year-over-year change in revenue over the comparable prior year period. We believe Adjusted EBITDA, Adjusted EBITDA Margin, and Incremental Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, we have included Adjusted EBITDA, Adjusted EBITDA Margin, and Incremental Adjusted EBITDA margin in this press release because it is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, identify trends affecting our business and perform strategic planning and annual budgeting. Free Cash Flow reflects net cash provided from operating activities, less (i) purchases of property, software, and equipment and (ii) capitalized internally developed software. We believe Free Cash Flow allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. However, the utility of Free Cash Flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period. Free Cash Flow Conversion reflects 1) Free Cash Flow divided by 2) Adjusted EBITDA. Adjusted Operating Expenses reflect GAAP expenses, less (i) stock-based compensation expense and (ii) nonrecurring expenses, if any. The above items are excluded from our Adjusted Operating Expenses because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. Please refer to the Appendix for a reconciliation of each non-GAAP financial measure presented herein to the most directly comparable financial measure stated in accordance with GAAP.

Key Business Metrics
Platform assets: We define “platform assets” as the total value of financial assets held by clients in their accounts as of a stated date on our platform. Net deposits and changes in value attributable to financial market performance are included in the change in platform assets in any given period. We further break down platform assets into two categories of products: cash management and investment advisory.
Net deposits: We define “net deposits” as the value of all assets clients have placed into products on our platform, net of withdrawals, over a defined period of time. We exclude changes in value attributable to financial market performance from this metric. We view net deposits as an important barometer of our ability to scale and grow organically and accumulate assets onto our platform. We view the relevant metric as net deposits on a platform-wide basis, not by individual product. Although net deposits can vary by product based on the economic environment, total net deposits provides a more comprehensive view of our growth because our platform offers diverse financial products that are designed to perform under a wide range of economic conditions, allowing the business to maintain resilience and increase total platform assets across market cycles and through extraordinary events.

Funded clients: We define “funded clients” as clients with balances greater than zero or that have been greater than zero on at least one occasion during the 45 consecutive calendar days ending as of the measurement date. Funded clients include clients with a zero balance across all accounts as of the measurement date if they had greater than zero balances in at least one account within 45 calendar days prior to the measurement date. Individuals who shared funded joint accounts are each considered to be a separate funded client. The number of funded clients is as of a stated date and reflects our scale and monetization potential.

Funded accounts: We define “funded accounts” as accounts with balances greater than zero or that have been greater than zero on at least one occasion during the 45 consecutive calendar days ending as of the measurement date. Funded accounts include accounts with a zero balance as of the measurement date if they had greater than zero balances within 45 calendar days prior to the measurement date. A shared funded joint account is considered a single funded account. The number of funded accounts is as of a stated date and reflects our scale and monetization potential.

WEALTHFRONT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	October 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$266,191	$142,860
Cash segregated and on deposit for regulatory purposes	10,701	9,083
Due from clients	191,070	118,518
Accounts receivable	32,071	29,127
Client-held fractional shares	211,299	28,057
Other current assets	31,447	18,805
Total current assets	742,779	346,450
Deferred tax assets, net	45,700	60,194
Operating lease right-of-use asset	9,545	11,229
Property, software, and equipment, net	9,276	14,723
Other noncurrent assets	3,341	2,610
Total assets	$810,641	$435,206
Liabilities, redeemable convertible preferred stock, and stockholders’ equity
Current liabilities:
Accounts payable	9,593	6,467
Accrued liabilities	12,377	7,517
Due to clients	12,413	9,452
Payable to clearing broker	191,126	118,174
Current portion of operating lease liabilities	4,035	3,556
Fractional shares repurchase obligation	211,299	28,057
Total current liabilities	440,843	173,223
Operating lease liabilities, net of current portion	7,329	9,796
Other noncurrent liabilities	9,912	9,651
Total liabilities	$458,084	$192,670
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value per share; 85,490,483 shares authorized as of October 31, 2025 and January 31, 2025; 69,852,421 and 69,914,359 shares issued and outstanding as of October 31, 2025 and January 31, 2025, respectively; aggregate liquidation preference of $229,393 and $229,543 as of October 31, 2025 and January 31, 2025, respectively	227,198	227,198
Stockholders’ equity:
Common stock, $0.0001 par value per share; 214,611,134 shares authorized as of October 31, 2025 and January 31, 2025; 44,871,567 and 41,532,599 shares issued as of October 31, 2025 and January 31, 2025; 43,419,298 and 40,110,106 shares outstanding as of October 31, 2025 and January 31, 2025, respectively	4	4
Treasury stock, at cost; 1,452,269 and 1,422,493 shares held as of October 31, 2025 and January 31, 2025, respectively	(12,858)	(12,593)
Additional paid-in capital	146,559	127,862
Accumulated deficit	(8,346)	(99,935)
Total stockholders’ equity	$125,359	$15,338
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$810,641	$435,206

WEALTHFRONT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended October 31,		Nine Months Ended October 31,
($ in thousands)	2025	2024	2025	2024
Revenue:
Cash management	$68,812	$60,157	$201,951	$168,890
Investment advisory	24,182	19,141	66,096	53,413
Other revenue	226	1,011	810	3,876
Total revenue	93,220	80,309	268,857	226,179
Costs and operating expenses:
Cost of revenue	10,178	7,988	28,433	22,421
Product development	20,922	17,063	62,381	46,430
General and administrative	15,404	7,365	34,144	21,251
Marketing	12,234	15,812	31,515	37,721
Operations and support	3,046	2,705	9,034	7,780
Total costs and operating expenses	61,784	50,933	165,507	135,603
Interest expense	217	1,031	383	2,557
Other income, net	(3,526)	(1,182)	(5,760)	(19,754)
Income before income taxes	34,745	29,527	108,727	107,773
Provision for (benefit from) income taxes	3,844	(519)	17,138	(54,582)
Net income	$30,901	$30,046	$91,589	$162,355

Earnings per share (EPS):
Basic	$0.72	$0.77	$2.22	$4.17
Diluted	$0.21	$0.22	$0.64	$1.08
Weighted-average shares outstanding used in computing EPS:
Basic	42,872,653	38,856,370	41,224,226	38,951,008
Diluted	142,510,293	138,336,934	142,434,669	138,890,885

Stock-Based Compensation by Type

	Three Months Ended October 31,		Nine Months Ended October 31,
($ in thousands)	2025	2024	2025	2024

Product development	$851	$1,832	$3,148	$5,693
General and administrative	7,047	511	7,687	1,622
Marketing	62	134	230	427
Operations and support	128	275	473	860
Stock-based compensation expense, net of amounts capitalized	8,088	2,752	11,538	8,602
Capitalized stock-based compensation expense	—	(250)	—	(1,358)
Total stock-based compensation expense	$8,088	$2,502	$11,538	$7,244

WEALTHFRONT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended October 31,		Nine Months Ended October 31,
($ in thousands)	2025	2024	2025	2024
Operating activities
Net income	$30,901	$30,046	$91,589	$162,355
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, software, and equipment, net	1,862	1,649	5,568	4,457
Non-cash lease expense	813	771	2,421	2,283
Cash interest paid on convertible note	—	—	—	(904)
Non-cash interest expense on related-party long-term debt	—	765	—	2,101
Deferred income taxes	4,767	6	14,494	(59,534)
Stock-based compensation expense	8,086	2,503	11,536	7,244
Impairment of internally developed software	—	—	709	—
Change in fair value of convertible note	—	—	—	(16,927)
Change in fair value of warrant liabilities	(437)	189	(23)	458
Change in fair value of simple agreement for future equity	(660)	375	285	924
Changes in operating assets and liabilities:
Due from clients	(33,291)	(16,867)	(72,552)	(25,842)
Accounts receivable	(1,126)	(1,736)	(2,944)	(7,299)
Other current and noncurrent assets	(2,291)	(3,430)	(13,373)	(4,304)
Accounts payable	3,161	409	3,126	3,258
Accrued liabilities	(4,173)	1,408	4,860	5,459
Due to clients	1,498	3,195	2,961	6,304
Payable to clearing broker	33,293	16,727	72,952	25,724
Lease liabilities	(924)	(852)	(2,725)	(2,522)
Net cash provided by operating activities	$41,478	$35,158	$118,883	$103,235
Investing activities
Purchases of property, software, and equipment	(198)	(272)	(830)	(502)
Capitalized internally developed software	—	(815)	—	(4,395)
Net cash used in investing activities	$(198)	$(1,087)	$(830)	$(4,897)
Financing activities
Repayment of convertible note	—	—	—	(29,122)
Proceeds from exercise of stock options, including early exercises	2,040	2,159	7,161	2,293
Repurchase of common stock	(27)	(23,482)	(265)	(23,482)
Net cash provided by (used in) financing activities	$2,013	$(21,323)	$6,896	$(50,311)
Net increase in cash and cash equivalents, cash segregated and on deposit for regulatory purposes, and restricted cash	43,293	12,748	124,949	48,027
Cash and cash equivalents, cash segregated and on deposit for regulatory purposes, and restricted cash at the beginning of the period	236,209	131,071	154,553	95,792
Cash and cash equivalents, cash segregated and on deposit for regulatory purposes, and restricted cash at the end of the period	$279,502	$143,819	$279,502	$143,819

WEALTHFRONT CORPORATION
KEY BUSINESS METRICS

TOTAL	As of or for the Three Months Ended October 31,
(in $ millions unless otherwise noted)	2025	2024
Platform assets	$92,821	$76,496
Cash management	47,011	41,400
Investment advisory	45,810	35,096

Net deposits	$1,568	$4,394

Funded clients (# in thousands)	1,378	1,149
Funded accounts (# in thousands)	1,785	1,488

CASH MANAGEMENT	As of or for the Three Months Ended October 31,
(in $ millions unless otherwise noted)	2025	2024
Cash management assets (off-balance sheet), beginning of the period	$46,579	$38,085
Cash management assets (off-balance sheet), end of the period	47,011	41,400
Average[1]	46,795	39,743

Cash management revenue	$68.8	$60.2

Annualized cash management fee rate (in %) [2]	0.58%	0.60%

INVESTMENT ADVISORY	As of or for the Three Months Ended October 31,
(in $ millions unless otherwise noted)	2025	2024
Investment advisory assets (off-balance sheet), beginning of the period	$41,596	$33,275
Investment advisory assets (off-balance sheet), end of the period	45,811	35,096
Average[1]	43,704	34,186

Investment advisory revenue	$24.2	$19.1

Annualized investment advisory fee rate (in %) [2]	0.22%	0.22%

1 Average balance rows represent the average of the beginning of period and end of period balances.
2 Annualized cash management fee rate and Annualized investment advisory fee rate is calculated by annualizing revenue for the given period and dividing by the simple average asset balance presented.

WEALTHFRONT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED)
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Adjusted Operating Expenses

	Three Months Ended October 31,		Nine Months Ended October 31,
($ in thousands)	2025	2024	2025	2024
GAAP operating expenses	$61,784	$50,933	$165,507	$135,603
Less: Stock-based compensation expense	8,088	2,502	11,539	7,244
Adjusted operating expenses	$53,696	$48,431	$153,968	$128,359

Adjusted EBITDA & Adjusted EBITDA Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
($ in thousands)	2025	2024	2025	2024
Net income	$30,901	$30,046	$91,589	$162,355
Net income margin	33%	37%	34%	72%
Add:
Interest expense	217	1,031	383	2,557
Provision for (benefit from) income taxes	3,844	(519)	17,138	(54,582)
Depreciation and amortization of property, software, and equipment, net	1,860	1,649	5,568	4,457
EBITDA (non-GAAP)	$36,822	$32,207	$114,678	$114,787
Stock-based compensation expense	8,088	2,502	11,539	7,244
Change in fair value of convertible note, warrant liabilities, and SAFEs	(1,097)	564	262	(15,545)
Adjusted EBITDA (non-GAAP)	$43,813	$35,273	$126,479	$106,486
Adjusted EBITDA Margin (non-GAAP)	47%	44%	47%	47%

Incremental Adjusted EBITDA Margin

	Three Months Ended October 31,		Nine Months Ended October 31,
($ in thousands)	2025	2024	2025	2024
Total revenue	$93,220	$80,309	$268,857	$226,179
(a) 2025 change versus prior year period	12,911	NA	42,678	NA
Adjusted EBITDA (non-GAAP)	$43,813	$35,273	$126,479	$106,486
(b) 2025 change versus prior year period	8,540	NA	19,993	NA
Incremental adjusted EBITDA margin (b/a)	66%		47%

WEALTHFRONT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED)

Free Cash Flow & Free Cash Flow Conversion

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$41,478	$35,158	$118,883	$103,235
Divided by: Net income	30,901	30,046	91,589	162,355
Operating cash flow conversion	134%	117%	130%	64%

Net cash provided by operating activities	$41,478	$35,158	$118,883	$103,235
Less: Capital expenditures	(198)	(1,087)	(830)	(4,897)
Free cash flow	$41,280	$34,071	$118,053	$98,338
Divided by: Adjusted EBITDA (non-GAAP)	43,813	35,273	126,479	106,486
Free cash flow conversion	94%	97%	93%	92%